                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                             State of       Percentage
                                           Incorporation    Ownership
                                           -------------    ----------
Pinnacle Bank (1)                             Alabama          100%
First General Service(s) Corporation (2)      Alabama          100%
First General Ventures Corporation (2)        Alabama          100%

---------------------------
(1) Subsidiary of the Registrant.
(2) Subsidiary of Pinnacle Bank.